EXHIBIT 11.1
                          QUICKRESPONSE SERVICES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                    Three Months Ended              Six Months Ended
                                                          June 30,                      June 30,
                                                 ------------------------      ------------------------
                                                    1997           1996           1997           1996
                                                 ---------      ---------      ---------      ---------
PRIMARY SHARES
Weighted average common shares outstanding. . .  8,451,324      8,336,529      8,431,332      8,324,683
Common equivalent shares outstanding. . . . . .    265,860        287,226        253,091        257,231
                                                 ---------      ---------      ---------      ---------
                                                 8,717,184      8,623,755      8,684,423      8,581,914
                                                 ---------      ---------      ---------      ---------
                                                 ---------      ---------      ---------      ---------
Net earnings. . . . . . . . . . . . . . . . . .     $2,095         $1,511         $4,020         $2,882
                                                 ---------      ---------      ---------      ---------
                                                 ---------      ---------      ---------      ---------
Earnings per common and common equivalent share      $0.24          $0.18          $0.46          $0.34
                                                 ---------      ---------      ---------      ---------
                                                 ---------      ---------      ---------      ---------

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